Exhibit 5.1

                     [Letterhead of Bogle & Gates P.L.L.C.]

September 11, 1998


Bioject Medical Technologies Inc.
7620 SW Bridgeport Road
Portland, Oregon  97224

Gentlemen and Ladies:

     We  are  delivering  this  opinion  in  connection  with  the  Registration
Statement on Form S-3/A (the "Registration Statement") of Bioject Medical Technologies Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 200,000 shares, without par value, of common stock of the Company (the "Shares") to be resold by certain selling shareholders named therein (the "Selling Shareholders").

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

     Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

     The 120,000 Shares, which were purchased by The Selling Shareholders, have been duly authorized, and, when issued, constituted or will constitute duly authorized, legally issued, fully paid and nonaccessable shares of common stock of the Company.

     The 80,000 Shares, which will be issued to the Selling Shareholders upon the exercise of warrants, have been duly authorized, and, upon issuance and receipt of payment therefore in accordance with the terms of the warrants, will constitute duly authorized, legally issued, fully paid and nonassessable shares of common stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, and to the reference to our firm in the Prospectus constituting a part of the Registration Statement.


Very truly yours,

/s/BOGLE & GATES P.L.L.C.